UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2017

____________________

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plans

On May 25, 2017, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted an executive officer bonus plan for 2017 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for: Michael H. Price, the Executive Chairman of the Board of Mercantile and the Bank; Robert B. Kaminski, Jr., the President and Chief Executive Officer of Mercantile and the Chief Executive Officer of the Bank; Charles E. Christmas, the Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and the Executive Vice President and Chief Financial Officer of the Bank; Raymond E. Reitsma, the President of the Bank; and Robert T. Worthington, the Chief Operating Officer, Senior Vice President, General Counsel and Secretary of Mercantile and the Bank.

The maximum amount that can be allocated to the bonus pool is $466,218 under the Executive Officer Plan, provided, however, that the maximum amount will be appropriately adjusted if (a) a newly hired employee becomes eligible to participate in the plan, (b) a participant's base salary is adjusted during the year, or (c) a participant becomes ineligible before December 31, 2017.

Payment from the bonus pool under the plan, if any, is based on the achievement of targets under the following metrics for 2017:

10%          Net loan growth

10%          Non-performing assets

10%          Commercial loan portfolio composition

10%          Net interest margin

10%          Non-interest income

10%          Efficiency ratio

10%          Core pre-tax income

10%          Return on assets

10%          Return on equity

10%          Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the plan. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first five factors are attained and the next five factors are not attained, and if the maximum amount is allocated to the bonus pool under the Executive Officer Plan, the Award Amount would be $466,218 x 50% = $233,109.

The Award Amount will be paid to each participant pro rata based on a uniform percentage of the participant's 2017 salary (not to exceed 30% of each executive officer's 2017 salary under the plan.) Any bonus awards that are earned under the plan will be paid to the executive officers on or before March 15, 2018.

Payments under the plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the Executive Officer Plan is attached as Exhibit 10.1.

Item 5.07     Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 25, 2017. At the meeting, our shareholders voted on each of the following three matters:

●	election of eight directors, each for a one-year term;

●	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017; and

●	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for each of these three matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
David M. Cassard	9,530,983	243,017	0	3,677,928
Edward J. Clark	9,527,610	246,390	0	3,677,928
Michelle L. Eldridge	9,547,161	226,839	0	3,677,928
Jeff A. Gardner	9,547,848	226,152	0	3,677,928
Edward B. Grant	9,540,658	233,342	0	3,677,928
Robert B. Kaminski, Jr.	9,490,723	283,277	0	3,677,928
Michael H. Price	9,197,379	576,621	0	3,677,928
Thomas R. Sullivan	8,674,186	1,099,814	0	3,677,928

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,376,260	68,487	7,181	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
9,510,217	187,836	75,946	3,677,928

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1                                      2017 Mercantile Executive Officer Bonus Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: May 26, 2017

Exhibit Index

Exhibit Number                    Description

10.1                                    2017 Mercantile Executive Officer Bonus Plan